EXHIBIT 21

SUBSIDIARIES

Webster Bank, National Association ("Webster Bank") is a direct subsidiary of Webster Financial Corporation ("Webster"). Webster has 50% ownership of Sterling Silver Title Agency L.P. Webster is the sole member of Sterling Silver Abstract LLC.

Webster Bank has the following wholly-owned subsidiaries: 21 Scarsdale Road Corp., 369 East Realty Corp., 682 Jam Holding Corp., Advantage Funding Commercial Capital Corp., Advantage Funding Management Co., Inc., Advantage Title Agent LLC, AF Agency, Inc, AF Insurance Agency, Inc., Allsave Development, LLC, Bend Financial, Inc., Fidata Service Corp., Grassy Sprain Real Estate Holdings, Inc., HVB Fleet Services Corp., HVB Properties Corp., Interlink Insured Sweep LLC, Mortgage Headquarters Inc., Provest Services Corp. II, Sterling Business Credit LLC, Sterling Business Funding 2010-1, LLC, Sterling Business Funding 2012-1, LLC, Sterling Factors Corporation, Sterling National Funding Corp., Sterling National Mortgage Company, Inc., Sterling REIT, Inc., Webster Investment Services, Inc., Webster Mortgage Investment Corporation, MyWebster, Inc., Webster Community Development Corporation, Webster Licensing, LLC, Webster Public Finance Corporation (formerly Webster Massachusetts Security Corporation), Webster Preferred Capital Corporation, Webster Servicing, LLC and Webster Wealth Advisors, Inc. Webster Bank has the following direct or indirect wholly-owned OREO subsidiaries: Springfield Dev, Inc., Springfield PP Dev, Inc., Hawthorn Woods, Inc., Ironwood Court, Inc., Juniper Way, Inc., E.D. (I) Magnolia, Inc., E.D. (I) Rosewood, Inc., FCB Properties, Inc., 470-474 Frontage Road, Inc., 575 Broad Street, Inc., Aspen Place, Inc., Birch Bark Properties, Inc., Catalpa Woods, Inc., North Queen Properties (I), Inc., North Queen Properties (II), Inc., Theodore, LLC, 500 Commercial Holding Corp., 10 Ben Holding Corp., 143 Will Holding Corp., 325 West Holding Corp., 682 Jam Holding Corp., Allsave Development, LLC, High Barney Road LLC, Hudsave Development, Inc., Prosave Development, Inc., Sprain Brook Realty Corp., and Warsave Development, Inc.

WEBSTER SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Names Under Which Subsidiary Does Business
Webster Bank, N.A.	United States	Same
Sterling Silver Title Agency L.P.	New Jersey	Same
Sterling Silver Abstract LLC	New York	Same